UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued 1,038,692 shares of unregistered, Series C Liberty Interactive common stock, par value $.01 per share, in connection with the series of transactions described below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012 (the “Grant Date”), Liberty Interactive Corporation (the “Company”) effected the transactions described below with respect to certain options relating to shares of Series A Liberty Interactive common stock (“LINTA”) and options relating to shares of Series A Liberty Ventures common stock (“LVNTA”). The Company effected these transactions based on the belief that the corporate tax rate will decrease in 2013 and beyond. The Company will benefit from these transactions by realizing the compensation deduction in respect of the affected incentive awards at a potentially higher corporate tax rate than if such deduction were realized in later years.

On the Grant Date, the Company, pursuant to the approval of the Compensation Committee of its Board of Directors, effected the acceleration of (i) each unvested in-the-money option to acquire shares of LINTA and (ii) each unvested in-the-money option to acquire shares of LVNTA, in each case, held by certain of its and its subsidiaries' officers (collectively, the “Eligible Optionholders”), including named executive officers Gregory B. Maffei, Michael A. George, Albert E. Rosenthaler, Christopher W. Shean and Charles Y. Tanabe. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire LINTA shares and LVNTA shares (the “Eligible Options”), and:

•
with respect to each vested Eligible Option, the Company granted the Eligible Optionholder a vested new option with substantially the same terms and conditions as the exercised vested Eligible Option, except that the exercise price for the new option is the closing price per LINTA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the Grant Date; and

•	with respect to each unvested Eligible Option:

◦
the Eligible Optionholder sold to the Company the shares of LINTA or LVNTA, as applicable, received upon exercise of such unvested Eligible Option on the Grant Date for cash equal to the closing price per LINTA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the Grant Date;

◦
Each Eligible Optionholder (other than Mr. Maffei, whose purchase of Company common stock is described below) used the proceeds of that sale to purchase from the Company at that price an equal number of restricted LINTA or LVNTA shares, as applicable, which have a vesting schedule identical to that of the exercised unvested Eligible Option; and

◦
the Company granted the Eligible Optionholder an unvested new option, with substantially the same terms and conditions as the exercised unvested Eligible Option, except that (a) the number of shares underlying the new option is equal to the number of shares underlying such exercised unvested Eligible Option less the number of restricted shares purchased from the Company as described above and (b) the exercise price of the new option is the closing price per LINTA or LVNTA share, as applicable, on The Nasdaq Global Select Market on the Grant Date.

Similar to other Eligible Optionholders, Mr. Maffei will use the proceeds of the sale described above to purchase from the Company restricted shares that have a vesting schedule identical to that of the exercised, unvested Eligible Options. With respect to his LINTA Eligible Options, however, Mr. Maffei will purchase in lieu of LINTA restricted shares a combination of LINTA restricted shares and restricted shares of non-voting Series C Liberty Interactive common stock, par value $.01 per share (“LINTC”). The LINTC restricted shares will be unregistered and will constitute “restricted” securities under the United States federal securities laws inasmuch as the LINTC restricted shares are being offered to Mr. Maffei in reliance upon an exemption under Section 4(2) of the Securities Act of 1933, as amended. The LINTC restricted shares are eligible to be exchanged, on a share for share basis, for LINTA restricted shares with the same restrictions and vesting schedule as the LINTC restricted shares on or after the expiration or termination of the waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

For income tax purposes, the exercise of the vested and unvested options will allow the Company to record deductions in 2012 for compensation expenses totaling $242 million. The estimated cash tax benefit of these deductions will be $85 million.

The number of shares and cash amounts received by the Eligible Optionholders upon exercise of their options were determined net of the exercise prices of those options and applicable withholding taxes. The amount required to be paid by the Company to federal and state taxing authorities to satisfy tax withholding obligations attributable to the option exercises is approximately $98 million.

The Company expects that the number of outstanding awards under its incentive plans will not increase as a result of the transactions described above. From a financial reporting perspective, the exercise of the vested and unvested options will have no effect on the Company's statement of operations. The unamortized value of the unvested options, that were exercised, which is estimated to be $62 million, will be expensed over the vesting periods of the restricted shares attributable to the exercise of those options. The grant of new vested options will result in the accrual of incremental compensation expense in the fourth quarter of 2012 estimated at $32 million. The grant of new unvested options will result in compensation expense totaling approximately $132 million, which will be amortized over the vesting periods of those options.

Some of the awards were granted under a new incentive plan, titled the Liberty Interactive Corporation 2012 Incentive Plan (the “2012 Plan”), which was approved and adopted by the Board of Directors of the Company (the “Board”) and has substantially similar terms and conditions as the Company's existing incentive plans. The Board plans to submit the 2012 Plan to the stockholders of the Company for approval at the next annual meeting of the Company. The awards granted pursuant to the 2012 Plan and any additional awards granted under the 2012 Plan prior to the next annual meeting of the Company will be subject to stockholder approval of the 2012 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President